UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 22, 2007

HOUSEVALUES, INC.

(Exact name of registrant as specified in its charter)

Washington	000-51032	91-1982679
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

11332 NE 122nd Way, Kirkland, WA 98034

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (425) 952-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

In 2005, HouseValues, Inc. (the “Company”) launched and acquired new products targeted at mortgage professionals. Since then, the continued deterioration of mortgage industry fundamentals and strong competition made this business especially challenging for new market entrants like the Company. As a result, on January 22, 2007 the Company’s board of directors authorized the Company to eliminate its operations supporting its mortgage business as well as discontinue its primary mortgage product, the semi-exclusive leads product that was part of The Loan Page acquisition in late 2005. Additionally the Company’s board of directors approved an overall reduction in workforce.

The Company’s plan for exiting its mortgage-related operations is comprised primarily of a reduction in workforce. Headcount reductions relating to the Company’s exit from the mortgage-related business were completed in January 2007.

In conjunction with discontinuing its mortgage-related operations and the reduction in workforce, the Company has incurred payroll and related costs estimated at approximately $500,000 (which will be paid out in cash) and additional stock compensation expense estimated at approximately $477,000, for total additional expense estimated at $977,000.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSEVALUES, INC.

	By:	/s/ Jacqueline L. Davidson
Date: February 16, 2007		Jacqueline L. Davidson
Vice President of Finance

3